Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 383-127972 and No. 003-98188) and Forms S-8 (No. 333-57352 and No. 333-57354) of Pennichuck Corporation of our reports dated March 11, 2009, relating to the consolidated financial statements and schedules, and the effectiveness of Pennichuck Corporation’s internal control over financial reporting, which appear in the Form 10-K.
/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania
March 11, 2009